        Exhibit 99.1

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JANUARY 31, 2022    GERMAN AMERICAN BANCORP, INC. (GABC) POSTS RECORD ANNUAL EARNINGS, DECLARES 10% CASH DIVIDEND INCREASE AND ANNOUNCES STOCK REPURCHASE PLAN.

Jasper, Indiana: January 31, 2022 -- German American Bancorp, Inc. (Nasdaq: GABC) reported record annual earnings of $84.1million, or $3.17 per share, for the year-end 2021, representing the 12th consecutive year, that the Company has reported record annual earnings. This level of annual earnings performance resulted in a 13.1% return on average shareholders’ equity and a 16.4% return on average tangible common equity in 2021, marking the 17th consecutive fiscal year in which the Company has delivered a double-digit return on shareholders’ equity. The Company also announced the declaration of a 10% increase in its quarterly cash dividend, marking the 10th consecutive year of increased cash dividends, and the approval of a new share repurchase plan for up to one million GABC shares.

2021 year-to-date record net income represented an increase of $21.9 million, or approximately 35% on a per share basis, from the prior year annual earnings of $62.2 million, or $2.34 per share. Virtually every category of income and expenses showed improvement in 2021, as compared to 2020, with the exception of an elevated level on non-interest expense, which was attributable to non-recurring expenses associated with various initiatives management undertook in 2021 to better position the Company going forward in light of the current operating environment.

Fourth quarter 2021 net income of $19.3 million, or $0.73 per share, represented a decline of $1.6 million, or approximately 8% on a per share basis, from fourth quarter 2020 net income of $20.9 million, or $0.79 per share. On a quarter-over-quarter comparison, the earnings differential was primarily due to a reduced level of net interest income attributable to a lower level of fee income from PPP loans, as that program was in its final stages during the fourth quarter of 2021. The elevated level of non-interest expense was attributable to the previously noted non-recurring expenses associated with various management initiatives in 2021.

The Company also announced that its Board has approved a new share repurchase plan authorizing the repurchase of one million shares, or approximately 4% of the Company's total common shares outstanding as of December 31, 2021. Stock repurchases are expected to be made from time to time on the open market or in privately negotiated transactions, subject to applicable securities law. The plan does not obligate the Company to repurchase any specific dollar amount or number of shares.

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D. Neil Dauby, President and Chief Executive Officer
Bradley M Rust, Sr. EVP, Chief Operating Officer and Chief Financial Officer
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Additionally, the Company announced a 10% increase in its regular quarterly cash dividend, as its Board of Directors declared a regular quarterly cash dividend of $0.23 per share, which will be payable on February 20, 2022 to shareholders of record as of February 10, 2022.

Mark A. Schroeder, German American’s Executive Chairman, stated, “We were extremely pleased with the annual operating results our Company was able to post in 2021, continuing our decades long trend of exceptional financial performance, in the face of what was obviously a continued challenging but improving operating environment. Perhaps more importantly, we also took steps in 2021 to better position the Company for future success. While we expect 2022 to continue to be a very challenging year, we put in place various initiatives that will not only mitigate the impact of these challenges in the current year, but will position German American to be in an even stronger position when the general economy returns to a more normalized environment in the coming years.”

D. Neil Dauby, German American’s President & CEO, commenting on the Company’s initiatives for future success undertaken in 2021, stated, “We are excited to build upon our history of strong financial performance and even more excited for the future growth potential in connection with the closing of our acquisition of Citizens Union Bancorp of Shelbyville, Kentucky on January 1, 2022. The acquisition allows us to significantly build upon our presence in the fast growing Greater Louisville market area. This acquisition, along with our anticipated first quarter opening of a loan production office in the Greater Indianapolis area (Greenwood, Indiana) and our completed optimization and continuous improvement initiatives in 2021, will provide us with opportunities to enhance future balance sheet growth and operating performance.”

Balance Sheet Highlights

Total assets for the Company totaled $5.609 billion at December 31, 2021, representing an increase of $132.8 million, or 10% on an annualized basis, compared with September 30, 2021 and an increase of $631.0 million, or 13%, compared with year-end 2020. The increase in total assets at year-end 2021 compared with September 30, 2021 and December 31, 2020 has been largely driven by significant growth in deposits.

Securities available for sale increased $193.4 million as of December 31, 2021 compared with September 30, 2021 and increased $671.8 million compared with December 31, 2020. The increase in the securities portfolio in both the fourth quarter of 2021 and over the past year was the result of increased levels of deposits and cash flows from the forgiveness of loans made under the Paycheck Protection Program ("PPP").

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As previously disclosed, in March 2021, the Company commenced an operating optimization plan, pursuant to which its banking subsidiary, German American Bank, would consolidate seven branch offices and implement various staff reductions during 2021. In making its decision to consolidate these branches, which were generally integrated with other nearby bank branches, the Company considered, among other factors, the operating costs of the branches, certain physical limitations impacting the bank facilities, and their proximity to other branch locations. In addition, the Company’s evaluation of the branch consolidations and the reductions in staff also took into consideration the numbers and types of transactions being conducted by its customers and the increased usage of online and mobile banking. Also as part of the operating optimization plan, in September 2021, German American Bank sold its two branches located in Lexington, Kentucky to The Home Savings and Loan Company of Kenton, Ohio (“HSLC”). HSLC assumed approximately $17.6 million in total deposits and purchased approximately $17.8 million in total loans as part of the sale.

December 31, 2021 total loans declined $5.1 million, or less than 1% on an annualized basis, compared with September 30, 2021 and declined $84.1 million, or 3%, compared with December 31, 2020. The decline in total loans at December 31, 2021 compared with September 30, 2021 and year-end 2020 was primarily due to a decrease in PPP loans. PPP loans, net of deferred fees, totaled $19.5 million ($20.3 million principal balance and $0.8 million of remaining net deferred fees) at December 31, 2021 compared with $68.0 million at September 30, 2021 and $182.0 million at December 31, 2020.

Excluding PPP loans, total loans increased $43.5 million, or 6% on an annualized basis, at December 31, 2021 compared with September 30, 2021 and $86.8 million, or 3%, compared with year-end 2020. Commercial and industrial loans increased approximately $30.2 million, or 24% on an annualized basis, during the fourth quarter of 2021 compared with September 30, 2021, commercial real estate loans increased $2.2 million, or 1% on an annualized basis, and agricultural loans increased $8.8 million, or 10% on an annualized basis (excluding PPP loans). The increase during the fourth quarter of 2021 in commercial and industrial loans as well as agricultural loans was driven by increase line of credit utilization. During the fourth quarter of 2021 compared with September 30, 2021, retail loans increased $2.3 million, or 2% on an annualized basis.

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End of Period Loan Balances	12/31/2021	9/30/2021	12/31/2020
(dollars in thousands)

Commercial & Industrial Loans	$548,350	$566,769	$694,437
Commercial Real Estate Loans	1,530,677	1,528,493	1,467,397
Agricultural Loans	358,150	349,321	376,186
Consumer Loans	307,184	299,000	297,702
Residential Mortgage Loans	263,565	269,406	256,276
	$3,007,926	$3,012,989	$3,091,998

Net PPP Loans (included in Commercial & Industrial Loans above)	$19,450	$68,047	$181,984

In response to requests from borrowers who had experienced pandemic-related business or personal cash flow interruptions, and in accordance with regulatory guidance, the Company began making short-term loan modifications involving both partial and full payment deferrals in April 2020. As of December 31, 2021, the Company has just one commercial real estate loan, in the principal amount of $3.5 million, with a payment modification that is still in effect, with such credit relationship making full interest payments.

The Company’s allowance for credit losses totaled $37.0 million at December 31, 2021 compared to $37.8 million at September 30, 2021 and $46.9 million at year-end 2020. The allowance for credit losses represented 1.23% of period-end loans (1.24% excluding PPP loans) at December 31, 2021 compared with 1.26% of period-end loans (1.29% excluding PPP loans) at September 30, 2021 and 1.52% of period-end loans (1.61% excluding PPP loans) at December 31, 2020.

The Company adopted ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326) ("CECL") on January 1, 2020. Under the CECL model, certain acquired loans continue to carry a fair value discount as well as an allowance for credit losses. As of December 31, 2021, the Company held net discounts on acquired loans of $4.9 million.

The allowance for credit losses declined modestly during the quarter ended December 31, 2021 as a result of the Company recording a $2.0 million provision for credit losses while recording net charge-offs of $2.8 million. During 2020, the allowance for credit losses increased through elevated provision for credit losses primarily due to the developments during 2020 related to the COVID-19 pandemic and the resulting impact on the economic assumptions used in the CECL model.

The Company tracks lending exposure by industry classification to determine potential risk associated with industry concentrations, if any, that could lead to additional credit loss exposure. As a result of the

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COVID-19 pandemic, the Company identified certain loan segments that represented higher levels of credit risk, as many of the customers in these segments were expected to incur significant negative impacts to their businesses as a result of governmental stay-at-home orders and travel restrictions, limited attendance, social distancing and face mask requirements, and work-from-home and hybrid work models being used by employers. At December 31, 2021, the Company had the following exposure to these COVID-19-impacted loan segments:

Industry Segment (dollars in thousands)	Number of Loans	Outstanding Balance	% of Total Loans (excludes PPP Loans)	% of Industry Segment Under Deferral

Lodging / Hotels	32	$113,381	3.8%	3.1%
Retail Shopping / Strip Centers	58	89,002	3.0%	—%
Restaurants	161	62,163	2.1%	—%

Non-performing assets totaled $14.8 million at December 31, 2021 compared to $18.5 million at September 30, 2021 and $21.8 million at December 31, 2020. Non-performing assets represented 0.26% of total assets at December 31, 2021 compared to 0.34% at September 30, 2021 and 0.44% at year-end 2020. Non-performing loans totaled $14.8 million at December 31, 2021 compared to $18.4 million at September 30, 2021 and $21.5 million at year-end 2020. Non-performing loans represented 0.49% of total loans at December 31, 2021 compared to 0.61% at September 30, 2021 and 0.70% at year-end 2020.

Non-performing Assets
(dollars in thousands)
	12/31/2021	9/30/2021	12/31/2020
Non-Accrual Loans	$14,602	$18,434	$21,507
Past Due Loans (90 days or more)	156	—	—
Total Non-Performing Loans	14,758	18,434	21,507
Other Real Estate	—	112	325
Total Non-Performing Assets	$14,758	$18,546	$21,832

Restructured Loans	$104	$106	$111

December 31, 2021 total deposits increased $151.4 million, or 13% on an annualized basis, compared to September 30, 2021 and increased $637.8 million, or 16%, compared with December 31, 2020. The increase in total deposits at December 31, 2021 compared with both September 30, 2021 and December 31, 2020 was largely impacted by general inflows of customers deposits during all periods presented,

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participation in the PPP, stimulus payments provided by the federal government, and an increase in public funds.

End of Period Deposit Balances	12/31/2021	9/30/2021	12/31/2020
(dollars in thousands)

Non-interest-bearing Demand Deposits	$1,529,223	$1,453,197	$1,183,442
IB Demand, Savings, and MMDA Accounts	2,867,994	2,762,328	2,428,636
Time Deposits < $100,000	201,683	214,359	255,941
Time Deposits > $100,000	145,416	163,067	238,511
	$4,744,316	$4,592,951	$4,106,530

Results of Operations Highlights – Year ended December 31, 2021

Net income for the year ended December 31, 2021 totaled $84,137,000, or $3.17 per share, an increase of
$21,927,000, or approximately 35% on a per share basis, from the year ended December 31, 2020 net income of $62,210,000, or $2.34 per share. The net income growth during 2021 compared with 2020 was driven by a number of factors including improved net interest income, lower provision for credit losses and increased non-interest revenue which was partially offset by a modestly higher level of non-interest expense.

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Bradley M Rust, Sr. EVP, Chief Operating Officer and Chief Financial Officer
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Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Year Ended December 31, 2021			Year Ended December 31, 2020

	Principal Balance	Income/ Expense	Yield/Rate	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$390,362	$488	0.12%	$209,012	$382	0.18%
Securities	1,552,969	35,466	2.28%	976,255	25,487	2.61%
Loans and Leases	3,072,302	139,378	4.54%	3,185,542	151,946	4.77%
Total Interest Earning Assets	$5,015,633	$175,332	3.50%	$4,370,809	$177,815	4.07%

Liabilities
Demand Deposit Accounts	$1,378,647			$1,070,284
IB Demand, Savings, and
MMDA Accounts	$2,702,271	$2,674	0.10%	$2,222,181	$5,974	0.27%
Time Deposits	412,935	2,281	0.55%	567,932	7,722	1.36%
FHLB Advances and Other Borrowings	186,750	4,594	2.46%	221,832	5,430	2.45%
Total Interest-Bearing Liabilities	$3,301,956	$9,549	0.29%	$3,011,945	$19,126	0.63%

Cost of Funds			0.19%			0.44%
Net Interest Income		$165,783			$158,689
Net Interest Margin			3.31%			3.63%

During the year ended December 31, 2021, net interest income, on a non-tax equivalent basis, totaled $160,830,000, representing an increase of $5,587,000, or 4%, from the year ended December 31, 2020 net interest income of $155,243,000. The increase in net interest income during 2021 compared with 2020 was largely attributable to an increase in average earning assets, a higher level of fees recognized related to PPP loans which were partially offset by a lower level of accretion of loan discounts on acquired loans, and a decreased level of interest expense on interest bearing liabilities related to lower interest rates.

The tax equivalent net interest margin for the year ended December 31, 2021 was 3.31% compared to 3.63% in the year ended December 31, 2020. The Company's net interest margin in both periods presented has been impacted significantly by fees recognized as a part of the PPP and accretion of discounts on acquired loans.

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Bradley M Rust, Sr. EVP, Chief Operating Officer and Chief Financial Officer
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Fees recognized on PPP loans through net interest income totaled $12,196,000 during 2021 and $7,978,000 during 2020. The fees recognized related to the PPP contributed approximately 24 basis points to the net interest margin on an annualized basis in 2021 and 18 basis points in 2020. Accretion of discounts on acquired loans contributed approximately 7 basis points to the net interest margin during 2021 and 13 basis points during 2020. Accretion of discounts on acquired loans totaled $3,476,000 during 2021 and $5,769,000 during 2020.

Historically low market interest rates continue to impact the Company's net interest margin. Lower market interest rates continue to negatively impact earning asset yields, with these declines being partially mitigated by a lower cost of funds. The Company has also continued to carry excess liquidity on the balance sheet that resulted from significant deposit growth during 2020 and continued in 2021, forgiveness of PPP loans, and somewhat muted loan growth.

During the year ended December 31, 2021, the Company recorded a negative provision for credit losses of $6,500,000 compared with the year ended December 31, 2020 provision for credit losses of $17,550,000. The negative provision for credit losses in 2021 was largely due to declines in certain adversely criticized assets and improvement in certain pandemic-related stressed sectors for which the Company had provided significant levels of allowance for credit losses during 2020. The level of provision for credit losses during 2020 was primarily due to the developments related to the COVID-19 pandemic and the resulting impact on the economic assumptions used in the CECL model.

During the year ended December 31, 2021, non-interest income increased $4,988,000, or 9%, from the year ended December 31, 2020.

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D. Neil Dauby, President and Chief Executive Officer
Bradley M Rust, Sr. EVP, Chief Operating Officer and Chief Financial Officer
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	Year Ended	Year Ended
Non-interest Income	12/31/2021	12/31/2020
(dollars in thousands)

Trust and Investment Product Fees	$10,321	$8,005
Service Charges on Deposit Accounts	7,723	7,334
Insurance Revenues	9,268	8,922
Company Owned Life Insurance	1,529	2,307
Interchange Fee Income	13,116	10,529
Other Operating Income	6,991	3,388
Subtotal	48,948	40,485
Net Gains on Loans	8,267	9,908
Net Gains on Securities	2,247	4,081
Total Non-interest Income	$59,462	$54,474

Trust and investment product fees increased $2,316,000, or 29%, during 2021 compared with 2020. The increase in 2021 compared with 2020 was largely attributable to increased assets under management in the Company's wealth management group.

Company owned life insurance revenue declined $778,000, or 34%, during 2021 compared with 2020. The decline was largely related to death benefits received from life insurance policies during 2020.

Interchange fees increased $2,587,000, or 25%, during 2021 compared to 2020. The increased level of fees during 2021 compared with 2020 was due to increased economic activity and increased card utilization by customers.

Other operating income increased $3,603,000, or 106%, during 2021 compared with 2020. The increase during 2021 was largely attributable to the net gain of approximately $1.4 million related to the sale of the two branch office locations in Lexington, Kentucky and approximately $863,000 of fair value adjustments and higher transaction fees associated with interest rate swap transactions with loan customers. Also contributing to the increase in 2021, was the donation of a building and accompanying real estate to a local municipality in one of the Company's market areas. The estimated fair value of the property was approximately $575,000 greater than the book value which resulted in a net gain on the disposition of fixed assets. A corresponding contribution expense of $800,000 was recognized in advertising and promotion expense of the Company's income statement related to the donation of the building and real estate.
Net gains on sales of loans declined $1,641,000, or 17%, during 2021 compared with the 2020. The decline in 2021 compared with 2020 was generally attributable to a lower level of fair value adjustments on

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commitments to sell loans and a modestly lower level of loans sold, which were partially offset by higher pricing levels on loans sold. Loan sales totaled $266.0 million during 2021 compared with $316.4 million during 2020.

The Company realized $2,247,000 in gains on sales of securities during 2021 compared with $4,081,000 during 2020. The sales of securities in both periods were done as part of shifts in the allocations within the securities portfolio.

During 2021, non-interest expense totaled $124,007,000, an increase of $6,884,000, or 6%, compared with 2020. The year ended December 31, 2021 included non-recurring expenses totaling $4,100,000 related to the Company's previously discussed operating optimization plan, $3,050,000 related to a previously disclosed litigation reserve, and $735,000 of transaction-related expenses for the acquisition of Citizens Union Bancorp of Shelbyville, Inc. ("Citizens Union"), which was completed on January 1, 2022.

	Year Ended	Year Ended
Non-interest Expense	12/31/2021	12/31/2020
(dollars in thousands)

Salaries and Employee Benefits	$68,570	$68,112
Occupancy, Furniture and Equipment Expense	14,831	14,024
FDIC Premiums	1,419	740
Data Processing Fees	7,611	6,889
Professional Fees	5,009	3,998
Advertising and Promotion	4,197	3,589
Intangible Amortization	2,731	3,539
Other Operating Expenses	19,639	16,232
Total Non-interest Expense	$124,007	$117,123

Occupancy, furniture and equipment expense increased $807,000, or 6%, during 2021 compared with 2020. The increase during 2021 was due to lease termination costs associated with the Company's operating optimization plan that totaled approximately $1,411,000 during 2021.

FDIC premiums increased $679,000, or 92%, during 2021 compared with 2020. The increase during 2021 compared with 2020 was related to credits received from the FDIC during 2020. There were no credits received during 2021. The credits received in 2020 were due to the reserve ratio of the deposit insurance fund exceeding the FDIC targeted levels.

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(812) 482-1314

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Data processing fees increased $722,000, or 10%, during 2021 compared with 2020. The increase was related to various software costs including expenses related to the PPP loan program as well as increased data processing fees for the branch sales during 2021.

Professional fees increased $1,011,000, or 25%, during 2021 compared with 2020. The increase during 2021 compared with 2020 was largely attributable to professional fees associated with the acquisition of Citizens Union and an increase in legal fees related to non acquisition related legal matters.

Advertising and promotion expense increased $608,000, or 17%, during 2021 compared with 2020. The increase during 2021 was attributable to the donation of a building and accompanying real estate to a local municipality in one of the Company's market areas. The estimated fair value of the property was approximately $800,000 which resulted in the increase in the contribution expense during 2021.

Other operating expenses increased $3,407,000, or 21%, during 2021 compared with 2020. The increase during 2021 was primarily attributable to the establishment of a settlement reserve for a lawsuit challenging the Company’s checking account practices associated with its assessment of overdraft fees for certain debit card transactions. Like many other financial institutions, the Company has been the subject of an overdraft fee related putative class action lawsuit since the third quarter of 2020. This type of litigation is often time consuming and expensive to defend. In order to avoid further costs associated with this type of litigation, the Company determined it was in its best interest to pursue a settlement of this lawsuit during the third quarter of 2021 and therefore accrued a $3,050,000 settlement reserve. On October 21, 2021, the Company executed a settlement agreement for payment of that amount in connection with this lawsuit which remains subject to court approval. In addition, the Company recognized $1,276,000 of charges related to various fixed asset write-downs as a part of the Company's operating optimization plans announced in March 2021.

Results of Operations Highlights – Quarter ended December 31, 2021

Net income for the quarter ended December 31, 2021 totaled $19,272,000, or $0.73 per share, a decline of 10% on a per share basis compared with the third quarter 2021 net income of $21,486,000, or $0.81 per share, and a decline of 8% on a per share basis compared with the fourth quarter 2020 net income of $20,890,000, or $0.79 per share.

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Mark A Schroeder, Executive Chairman
D. Neil Dauby, President and Chief Executive Officer
Bradley M Rust, Sr. EVP, Chief Operating Officer and Chief Financial Officer
(812) 482-1314

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Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31, 2021			September 30, 2021			December 31, 2020

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$444,325	$159	0.14%	$391,814	$141	0.14%	$352,548	$95	0.11%
Securities	1,783,811	10,147	2.28%	1,645,522	9,198	2.24%	1,114,732	6,826	2.45%
Loans and Leases	3,007,279	34,115	4.50%	3,055,926	35,538	4.62%	3,168,529	39,244	4.93%
Total Interest Earning Assets	$5,235,415	$44,421	3.37%	$5,093,262	$44,877	3.51%	$4,635,809	$46,165	3.97%

Liabilities
Demand Deposit Accounts	$1,456,179			$1,409,841			$1,211,452
IB Demand, Savings, and
MMDA Accounts	$2,871,441	$702	0.10%	$2,737,358	$663	0.10%	$2,392,981	$670	0.11%
Time Deposits	364,669	403	0.44%	395,114	476	0.48%	507,805	1,134	0.89%
FHLB Advances and Other Borrowings	193,522	1,149	2.35%	190,252	1,149	2.40%	210,978	1,200	2.26%
Total Interest-Bearing Liabilities	$3,429,632	$2,254	0.26%	$3,322,724	$2,288	0.27%	$3,111,764	$3,004	0.38%

Cost of Funds			0.17%			0.18%			0.26%
Net Interest Income		$42,167			$42,589			$43,161
Net Interest Margin			3.20%			3.33%			3.71%

During the fourth quarter of 2021, net interest income, on a non tax-equivalent basis, totaled $40,731,000, a decline of $556,000, or 1%, compared to the third quarter of 2021 net interest income of $41,287,000 and a decline of $1,409,000, or 3%, compared to the fourth quarter of 2020 net interest income of $42,140,000.

The decline in net interest income during the fourth quarter of 2021 compared with both the third quarter of 2021 and the fourth quarter of 2020 was primarily attributable to a lower level of fees recognized related to PPP loans in the fourth quarter of 2021.

The tax equivalent net interest margin for the quarter ended December 31, 2021 was 3.20% compared with 3.33% in the third quarter of 2021 and 3.71% in the fourth quarter of 2020. The Company's net interest margin in all periods presented has been impacted by fees recognized as a part of the PPP and accretion of loan discounts on acquired loans.

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Bradley M Rust, Sr. EVP, Chief Operating Officer and Chief Financial Officer
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Fees recognized on PPP loans through net interest income totaled $2,302,000 during the fourth quarter of 2021, $4,109,000 during the third quarter of 2021 and $5,400,000 during the fourth quarter of 2020. The fees recognized related to the PPP contributed approximately 18 basis points to the net interest margin on an annualized basis in the fourth quarter of 2021, 32 basis points in the third quarter of 2021 and 47 basis points in the fourth quarter of 2020. Accretion of loan discounts on acquired loans contributed approximately 11 basis points to the net interest margin in the fourth quarter of 2021, 4 basis points in the third quarter of 2021 and 9 basis points in the fourth quarter of 2020. Accretion of discounts on acquired loans totaled $1,421,000 during the fourth quarter of 2021, $516,000 during the third quarter of 2021 and $1,047,000 during the fourth quarter of 2020.

Historically low market interest rates continue to impact the Company's net interest margin. Lower market interest rates continue to negatively impact earning asset yields, with these declines being partially mitigated by a lower cost of funds. The Company has also continued to carry excess liquidity on the balance sheet that resulted from significant deposit growth during 2020 and 2021 and forgiveness of PPP loans.

During the quarter ended December 31, 2021, the Company recorded a provision for credit losses of $2,000,000 compared with a negative provision for credit losses of $2,000,000 in the third quarter of 2021 and a provision for credit losses of $2,000,000 during the fourth quarter of 2020.

Net charge-offs totaled $2,781,000, or 37 basis point on an annualized basis, of average loans outstanding during the fourth quarter of 2021 compared with $197,000, or 3 basis points on an annualized basis, of average loans during the third quarter of 2021 and compared with $1,909,000, or 24 basis point, of average loans during the fourth quarter of 2020. The elevated level of net charge-offs during the fourth quarter of 2021 was primarily related to a single commercial loan relationship that became adversely classified earlier during 2021. The elevated level of net charge-offs during the fourth quarter of 2020 was primarily related to a single commercial loan relationship that had been adversely classified for several quarters.

During the quarter ended December 31, 2021, non-interest income totaled $14,967,000, a decline of $589,000, or 4%, compared with the third quarter of 2021 and an increase of $276,000, or 2%, compared with the fourth quarter of 2020.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Executive Chairman
D. Neil Dauby, President and Chief Executive Officer
Bradley M Rust, Sr. EVP, Chief Operating Officer and Chief Financial Officer
(812) 482-1314

14 of 22

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	12/31/2021	9/30/2021	12/31/2020
(dollars in thousands)

Trust and Investment Product Fees	$2,653	$2,690	$2,150
Service Charges on Deposit Accounts	2,293	2,017	1,959
Insurance Revenues	1,949	2,007	1,874
Company Owned Life Insurance	299	493	374
Interchange Fee Income	3,465	3,339	2,776
Other Operating Income	1,704	2,595	1,137
Subtotal	12,363	13,141	10,270
Net Gains on Loans	1,850	2,197	2,530
Net Gains on Securities	754	218	1,891
Total Non-interest Income	$14,967	$15,556	$14,691

Trust and investment product fees declined $37,000, or 1%, during the fourth quarter of 2021 compared with the third quarter of 2021 and increased $503,000, or 23%, compared with the fourth quarter of 2020. The increase during the fourth quarter of 2021 compared with the fourth quarter of 2020 was largely attributable to increased assets under management within the Company's wealth management group.

Service charges on deposit accounts increased $276,000, or 14%, during the fourth quarter of 2021 compared with the third quarter of 2021 and increased $334,000, or 17%, compared with the fourth quarter of 2020. The increase during the fourth quarter of 2021 compared with both periods was largely the result of increased deposit customer activity.

Interchange fee income increased $126,000, or 4%, during the quarter ended December 31, 2021 compared with the third quarter of 2021 and increased $689,000, or 25%, compared with the fourth quarter of 2020. The increase in the level of fees during the fourth quarter of 2021 compared with both the third quarter of 2021 and the fourth quarter of 2020 was largely related to increased card utilization by customers.

Other operating income declined $891,000, or 34%, during the fourth quarter of 2021 compared with third quarter of 2021 and increased $567,000, or 50%, compared with the fourth quarter of 2020. The decline during the fourth quarter of 2021 was primarily attributable to the net gain of approximately $1.4 million related to the sale of the two branch office locations realized in the third quarter of 2021. The Company donated a building and accompanying real estate to a local municipality in one of Company's market areas

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Executive Chairman
D. Neil Dauby, President and Chief Executive Officer
Bradley M Rust, Sr. EVP, Chief Operating Officer and Chief Financial Officer
(812) 482-1314

15 of 22
during the fourth quarter of 2021. The estimated fair value of the property was approximately $575,000 greater than the book value which resulted in a net gain on the disposition of fixed assets that partially offset the branch sale gain from the third quarter of 2021 and resulted in the increase compared with the fourth quarter of 2020. A corresponding contribution expense of $800,000 was recognized in advertising and promotion expense of the Company's income statement related to the donation of the building and accompanying real estate.
Net gains on sales of loans declined $347,000, or 16%, during the fourth quarter of 2021 compared with the third quarter of 2021 and declined $680,000, or 27%, compared with the fourth quarter of 2020. The decline in the fourth quarter of 2021 compared with both the third quarter of 2021 and the fourth quarter of 2020 was largely related to a lower volume of loans sold and lower pricing levels. Loan sales totaled $66.3 million during the fourth quarter of 2021 compared with $69.7 million during the third quarter of 2021 and $96.9 million during the fourth quarter of 2020.

The Company realized $754,000 in gains on sales of securities during the fourth quarter of 2021 compared with $218,000 during the third quarter of 2021 and $1,891,000 during the fourth quarter of 2020. The sales of securities in all periods was done as part of modest shifts in the allocations within the securities portfolio.

During the quarter ended December 31, 2021, non-interest expense totaled $31,267,000, a decline of $1,177,000, or 4%, compared with the third quarter of 2021, and an increase of $1,980,000, or 7%, compared with the fourth quarter of 2020. Non-interest expense included non-recurring expenses that totaled $1,534,000 during the fourth quarter of 2021 related to the operating optimization plan announced by the Company during the first quarter of 2021. The fourth quarter of 2021 non-interest expenses also included approximately $184,000 of non-recurring acquisition related expenses for the acquisition of Citizens Union that was announced during the third quarter of 2021 while the third quarter of 2021 included approximately $457,000 in acquisition related expenses.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Executive Chairman
D. Neil Dauby, President and Chief Executive Officer
Bradley M Rust, Sr. EVP, Chief Operating Officer and Chief Financial Officer
(812) 482-1314

16 of 22

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	12/31/2021	9/30/2021	12/31/2020
(dollars in thousands)

Salaries and Employee Benefits	$17,116	$17,274	$17,421
Occupancy, Furniture and Equipment Expense	3,200	3,453	3,600
FDIC Premiums	373	383	291
Data Processing Fees	2,083	2,006	1,747
Professional Fees	979	1,357	957
Advertising and Promotion	1,813	897	928
Intangible Amortization	599	661	810
Other Operating Expenses	5,104	6,413	3,533
Total Non-interest Expense	$31,267	$32,444	$29,287

Occupancy, furniture and equipment expense declined $253,000, or 7%, during the fourth quarter of 2021 compared with the third quarter of 2021 and declined $400,000, or 11%, compared to the fourth quarter of 2020. The decline during the fourth quarter of 2021 compared to the third quarter of 2021 and fourth quarter of 2020 was largely related to operating less branch offices which was the result of the Company's operating optimization plan.

Professional fees declined $378,000, or 28%, in the fourth quarter of 2021 compared with the third quarter of 2021 and increased $22,000, or 2%, compared with the fourth quarter of 2020. The decline during the fourth quarter of 2021, compared with the third quarter of 2021, was due in large part to a lower level of acquisition related legal and other professional fees associated with the Citizens Union acquisition.

Advertising and promotion expense increased $916,000, or 102%, in the fourth quarter of 2021 compared with the third quarter of 2021 and increased $885,000, or 95%, compared with the fourth quarter of 2020. The increase during the fourth quarter of 2021 compared with both periods was primarily related to the donation of a building and accompanying real estate to a local municipality in one of the Company's market areas. The estimated fair value of the property was approximately $800,000 which resulted in the increase in the contribution expense during 2021.

Other operating expenses declined $1,309,000, or 20%, during the fourth quarter of 2021 compared with the third quarter of 2021 and increased $1,571,000, or 44%, compared with the fourth quarter of 2020. The decline during the fourth quarter of 2021 compared with the prior quarter was primarily attributable to the

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Executive Chairman
D. Neil Dauby, President and Chief Executive Officer
Bradley M Rust, Sr. EVP, Chief Operating Officer and Chief Financial Officer
(812) 482-1314

17 of 22
previously discussed establishment of a settlement reserve for a lawsuit challenging the Company’s assessment of overdraft fees for certain debit card transactions during the third quarter of 2021. Partially offsetting this decline was the write-down of fixed assets during the fourth quarter of 2021 related to the Company's optimization plan that totaled $734,000 and the prepayment of $50.0 million of FHLB advances during the fourth quarter of 2021 that resulted in a $357,000 debt extinguishment charge. The increase in other operating expenses during the fourth quarter of 2021 compared with the fourth quarter of 2020 was largely attributable to the optimization plan fixed asset write-down and debt extinguishment charge in the fourth quarter of 2021.

About German American

German American Bancorp, Inc. is a Nasdaq-traded (symbol: GABC) financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 78 banking offices in 19 contiguous southern Indiana counties and 14 counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include:

a.the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates;
b.changes in competitive conditions;
c.the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies;
d.changes in customer borrowing, repayment, investment and deposit practices;
e.changes in fiscal, monetary and tax policies;

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Executive Chairman
D. Neil Dauby, President and Chief Executive Officer
Bradley M Rust, Sr. EVP, Chief Operating Officer and Chief Financial Officer
(812) 482-1314

18 of 22

f.changes in financial and capital markets;
g.potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration;
h.the severity and duration of the COVID-19 pandemic and its impact on general economic and financial market conditions and our business, results of operations and financial condition;
i.our participation in the Paycheck Protection Program administered by the Small Business Administration;
j.capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by German American of outstanding debt or equity securities;
k.factors driving impairment charges on investments;
l.the impact, extent and timing of technological changes;
m.potential cyber-attacks, information security breaches and other criminal activities;
n.litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future;
o.actions of the Federal Reserve Board;
p.changes in accounting principles and interpretations;
q.potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to German American’s banking subsidiary;
r.actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms;
s.impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations;
t.the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends;
u.with respect to the merger with Citizens Union, the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies, unexpected credit quality problems of the acquired loans or other assets, or unexpected attrition of the customer base of the acquired institution or branches; and
v.other risk factors expressly identified in German American’s filings with the SEC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Executive Chairman
D. Neil Dauby, President and Chief Executive Officer
Bradley M Rust, Sr. EVP, Chief Operating Officer and Chief Financial Officer
(812) 482-1314

19 of 22
Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of German American. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	December 31, 2021	September 30, 2021	December 31, 2020
ASSETS
Cash and Due from Banks	$47,173	$54,617	$57,972
Short-term Investments	350,462	394,871	289,017
Investment Securities	1,889,970	1,696,578	1,218,205

Loans Held-for-Sale	10,585	15,361	16,904

Loans, Net of Unearned Income	3,004,264	3,009,260	3,088,072
Allowance for Credit Losses	(37,017)	(37,798)	(46,859)
Net Loans	2,967,247	2,971,462	3,041,213

Stock in FHLB and Other Restricted Stock	13,048	13,048	13,168
Premises and Equipment	88,863	89,649	96,593
Goodwill and Other Intangible Assets	127,606	128,275	130,940
Other Assets	113,585	111,889	113,565
TOTAL ASSETS	$5,608,539	$5,475,750	$4,977,577

LIABILITIES
Non-interest-bearing Demand Deposits	$1,529,223	$1,453,197	$1,183,442
Interest-bearing Demand, Savings, and Money Market Accounts	2,867,994	2,762,328	2,428,636
Time Deposits	347,099	377,426	494,452
Total Deposits	4,744,316	4,592,951	4,106,530

Borrowings	152,183	186,389	194,529
Other Liabilities	43,581	46,271	51,809
TOTAL LIABILITIES	4,940,080	4,825,611	4,352,868

SHAREHOLDERS' EQUITY
Common Stock and Surplus	302,611	302,228	300,887
Retained Earnings	350,364	336,647	288,447
Accumulated Other Comprehensive Income	15,484	11,264	35,375
SHAREHOLDERS' EQUITY	668,459	650,139	624,709

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,608,539	$5,475,750	$4,977,577

END OF PERIOD SHARES OUTSTANDING	26,553,508	26,546,100	26,502,157

TANGIBLE BOOK VALUE PER SHARE (1)	$20.37	$19.66	$18.63

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
INTEREST INCOME
Interest and Fees on Loans	$34,060	$35,483	$39,177	$139,151	$151,658
Interest on Short-term Investments	159	141	95	488	382
Interest and Dividends on Investment Securities	8,766	7,951	5,872	30,740	22,329
TOTAL INTEREST INCOME	42,985	43,575	45,144	170,379	174,369

INTEREST EXPENSE
Interest on Deposits	1,105	1,139	1,804	4,955	13,696
Interest on Borrowings	1,149	1,149	1,200	4,594	5,430
TOTAL INTEREST EXPENSE	2,254	2,288	3,004	9,549	19,126

NET INTEREST INCOME	40,731	41,287	42,140	160,830	155,243
Provision for Credit Losses	2,000	(2,000)	2,000	(6,500)	17,550
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	38,731	43,287	40,140	167,330	137,693

NON-INTEREST INCOME
Net Gain on Sales of Loans	1,850	2,197	2,530	8,267	9,908
Net Gain on Securities	754	218	1,891	2,247	4,081
Other Non-interest Income	12,363	13,141	10,270	48,948	40,485
TOTAL NON-INTEREST INCOME	14,967	15,556	14,691	59,462	54,474

NON-INTEREST EXPENSE
Salaries and Benefits	17,116	17,274	17,421	68,570	68,112
Other Non-interest Expenses	14,151	15,170	11,866	55,437	49,011
TOTAL NON-INTEREST EXPENSE	31,267	32,444	29,287	124,007	117,123

Income before Income Taxes	22,431	26,399	25,544	102,785	75,044
Income Tax Expense	3,159	4,913	4,654	18,648	12,834

NET INCOME	$19,272	$21,486	$20,890	$84,137	$62,210

BASIC EARNINGS PER SHARE	$0.73	$0.81	$0.79	$3.17	$2.34
DILUTED EARNINGS PER SHARE	$0.73	$0.81	$0.79	$3.17	$2.34

WEIGHTED AVERAGE SHARES OUTSTANDING	26,547,008	26,545,868	26,493,323	26,537,311	26,539,024
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	26,547,008	26,545,868	26,493,323	26,537,311	26,539,024

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2021	2021	2020	2021	2020
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.38%	1.58%	1.67%	1.57%	1.32%
	Annualized Return on Average Equity	11.79%	13.05%	13.65%	13.09%	10.46%
	Annualized Return on Average Tangible Equity (1)	14.66%	16.23%	17.38%	16.38%	13.46%
	Net Interest Margin	3.20%	3.33%	3.71%	3.31%	3.63%
	Efficiency Ratio (2)	54.73%	55.80%	50.62%	55.05%	54.95%
	Net Overhead Expense to Average Earning Assets (3)	1.25%	1.33%	1.26%	1.29%	1.43%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.37%	0.03%	0.24%	0.11%	0.08%
	Allowance for Credit Losses to Period End Loans	1.23%	1.26%	1.52%
	Non-performing Assets to Period End Assets	0.26%	0.34%	0.44%
	Non-performing Loans to Period End Loans	0.49%	0.61%	0.70%
	Loans 30-89 Days Past Due to Period End Loans	0.13%	0.12%	0.24%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$5,585,419	$5,437,467	$4,989,433	$5,369,707	$4,729,006
	Average Earning Assets	$5,235,415	$5,093,262	$4,635,809	$5,015,633	$4,370,809
	Average Total Loans	$3,007,279	$3,055,926	$3,168,529	$3,072,302	$3,185,542
	Average Demand Deposits	$1,456,179	$1,409,841	$1,211,452	$1,378,647	$1,070,284
	Average Interest Bearing Liabilities	$3,429,632	$3,322,724	$3,111,764	$3,301,956	$3,011,945
	Average Equity	$653,768	$658,634	$612,220	$642,934	$594,781

	Period End Non-performing Assets (4)	$14,758	$18,546	$21,832
	Period End Non-performing Loans (5)	$14,758	$18,434	$21,507
	Period End Loans 30-89 Days Past Due (6)	$3,909	$3,745	$7,413

	Tax Equivalent Net Interest Income	$42,167	$42,589	$43,161	$165,783	$158,689
	Net Charge-offs during Period	$2,781	$197	$1,909	$3,342	$2,622

(1)	Average Tangible Equity is defined as Average Equity less Average Goodwill and Other Intangibles.
(2)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(3)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(4)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Other Real Estate Owned.
(5)	Non-performing loans are defined as Non-accrual Loans and Loans Past Due 90 days or more.
(6)	Loans 30-89 days past due and still accruing.